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                                                                    EXHIBIT 23.1


                        CONSENT OF DELOITTE & TOUCHE LLP



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-75056 of Tesoro Petroleum Corporation on Form S-4 of our report dated February 12, 2001 (March 23, 2001 as to the third paragraph of Note M), incorporated by reference in the Prospectus and appearing in the Annual Report on Form 10-K of Tesoro Petroleum Corporation for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP


San Antonio, Texas
January 4, 2002